UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 23, 2009
Diebold, Incorporated
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077,
North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 23, 2009, Kevin J. Krakora, Executive Vice President and Chief Financial Officer of Diebold, Incorporated (the “Company”) stepped down as Chief Financial Officer of the Company in connection with Mr. Krakora’s discussions with the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) regarding a potential civil enforcement action against Mr. Krakora. As described below, Mr. Krakora was notified by the staff of the Division of Enforcement of the SEC (the “Staff”) on March 20, 2009 that the Staff is considering recommending that the SEC pursue a civil enforcement action against Mr. Krakora alleging violations of certain federal securities laws. Mr. Krakora will remain with the Company in a non-financial reporting capacity pending resolution of this matter.
Effective March 23, 2009, Leslie A. Pierce, Vice President and Corporate Controller of the Company, will be serving as interim Chief Financial Officer of the Company. Ms. Pierce was named Vice President and Corporate Controller in May 2007. Prior to assuming the position of Corporate Controller, Ms. Pierce served the Company as Vice President, Accounting, Compliance and External Reporting from March 2006 and Manager, Special Projects from 1999 to March 2006.
Item 8.01 Other Events.
On March 20, 2009, Mr. Krakora received notification from the Staff, commonly referred to as a “Wells Notice.” This notice indicates that the Staff is considering recommending to the SEC that the SEC bring a civil enforcement action against Mr. Krakora alleging that he violated certain provisions of the federal securities laws, including Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, relating, to the Company’s knowledge, to the matters identified in the Company’s restated financial statements for the years ended December 31, 2006, 2005, 2004 and 2003 described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The Company is also aware that its immediate past Chief Financial Officer and other former employees in the Company’s finance organization have also received Wells Notices regarding, to the Company’s knowledge, the matters identified in the Company’s restated financial statements.
Under applicable procedures, before the Staff can make a formal recommendation regarding what action, if any, should be taken by the SEC with respect to Mr. Krakora, he will have the opportunity to engage in discussions with the SEC regarding whether a civil enforcement action should be filed.
The Company continues to cooperate with the SEC in connection with its previously disclosed investigation. As part of this process, the Company has had preliminary discussions with the Staff concerning resolution of this matter, including the possibility of entering into a settlement agreement with the SEC. It is possible that the Staff will issue a Wells Notice to the Company in connection with the investigation. There can be no assurance that the Company will be able to successfully resolve this matter with the SEC, or that any such resolution will not have a material adverse impact on the Company’s financial condition, liquidity or results of operations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
March 25, 2009	By:	/s/ Chad F. Hesse
		Name:	Chad F. Hesse
		Title:	Corporate Secretary